UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2011

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)

(954) 835-1500

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 5.02.  Election of Directors.

Item 7.01.  Regulation FD Disclosure.

On January 23, 2011, Bioheart, Inc. (the “Company”) announced that it has entered into a subscription agreement with Anc Bio Holdings, Inc., a South Korean biomedical company, and a subscription agreement with one of its U.S. agents, Bioheart Florida, LLC for a $4 million equity investment, in the aggregate. Funding of the investment will be made ratably by them in installments with 10% immediately, followed by 40% within 45 days and the remaining 50% subject to certain conditions which the Company expects to satisfy in the next 90 days.

The aggregate number of shares of common stock anticipated to be issued in connection with the investment is 25,000,000 shares.  The Company will also issue to the purchasers of common stock, warrants to purchase,  in the aggregate, up to 12,500,000 shares of common stock.  A copy of the form of Subscription Agreement and Warrant Agreement are filed herewith as exhibits.

In connection with the common stock issuance, the subscribers received “piggyback” registration rights exercisable under certain circumstances more particularly set forth in the Registration Rights Agreement entered into with each investor.  A copy of the form of Registration Rights Agreement is filed herewith as an exhibit.

Under the terms of the subscription agreements, the Company has agreed, among other things, that:

(a)

Until April 20, 2011, the Company shall not initiate or support any action to increase the number of directors serving on the Company’s Board of Directors and, subject to unforeseen circumstances outside of the Company’s control (i.e., the death or disability of a board member), the Company will not initiate or support any change to the composition of the Board of Directors’ Committees without the investors’ prior consent;

(b)

The Company will provide the Investors with an estimated use of proceeds prior to the first installment payment date and the Company will utilize not less than sixty percent (60%) of such proceeds for research and development costs and clinical trial costs;

(c)

The proceeds may be used to attract and hire a new Company Chief Financial Officer and the Investors, or their designee(s) will have the right to participate in the interviewing of, and the selection of, that new Chief Financial Officer; and

(d)

Until April 20, 2011, the Company shall not issue more than Two Hundred, Fifty Thousand (250,000) shares of the Company’s Common Stock in connection with any single transaction (other than shares that may be issued in connection with the conversion of the existing convertible promissory note into such shares of common stock by Magna Group, LLC).

Item 5.02.

Election of Directors

Under the terms of its subscription agreement with Anc Bio Holdings, Inc. (“ABH”), the Company has agreed that, following its receipt of the first installment payment, the Company will cause a vacancy on the Company’s Board of Directors to be filled by one person designated by ABH. Additionally, the Company agreed with ABH that it shall not call a meeting nor schedule a meeting of its shareholders to be held prior to April 20, 2011.

Item 8.01

Other Events

On January 24, 2011, the Company issued a press release with regard to these transactions. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Exhibits.

Exhibit Number

Description

4.1	Form of common stock purchase Warrant issued as of January 23, 2011 by the Company to each investor.
10.1	Form of Subscription Agreement executed as of January 23, 2011 by the Company with AnC Bio Holdings, Inc.
10.2	Form of Subscription Agreement executed as of January 23, 2011 by the Company with Bioheart Florida, LLC.
10.3	Form of Registration Rights Agreement executed as of January 23, 2011 by the Company with each investor.
99.1	Press Release of Bioheart, Inc. dated January 24, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2011

BIOHEART, INC.
By:	/s/ Mike Tomas
Mike Tomas
President and Chief Executive Officer

Exhibits

4.1	Form of common stock purchase Warrant issued as of January 23, 2011 by the Company to each investor.
10.1	Form of Subscription Agreement executed as of January 23, 2011 by the Company with AnC Bio Holdings, Inc.
10.2	Form of Subscription Agreement executed as of January 23, 2011 by the Company with Bioheart Florida, LLC.
10.3	Form of Registration Rights Agreement executed as of January 23, 2011 by the Company with each investor.
99.1	Press Release of Bioheart, Inc. dated January 24, 2011